Exhibit (g)(2)

[RIC’s Letterhead]

November 20, 2015

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, Massachusetts 02110

Attention: Laura McIntyre, Vice President

Re:	Each Legg Mason exchange traded fund identified on Appendix A hereto. (each, a “Legg ETF”)

Ladies and Gentlemen:

Please be advised that each Legg ETF has been organized as a Maryland statutory trust and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those new series of shares identified opposite its name on Exhibit A hereto (the “Portfolios”).

In accordance with Sections 12(c) and (d), the additional funds provision and the additional portfolios provision of the Custodian Services Agreement dated as of October 5, 2012 by and among each Fund on behalf of its Portfolios (as such terms are defined therein) and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Custodian Agreement”), each Legg ETF hereby requests that your bank act as Custodian for it and its Portfolios under the terms of the Custodian Agreement.

We acknowledge that each Legg ETF will issue and redeem shares of each Portfolio only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Legg ETF related to its Portfolio (collectively, the “Prospectus”).

We acknowledge and agree that the following new Sections 2.12 and 2.13 shall be added to the Custodian Agreement in relation to the Legg ETFs only as follows:

“2.12 Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the investment adviser for the Portfolios, the Custodian shall determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Portfolio’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the Cash Component, and (iii) the amount of cash redemption proceeds (all as defined in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Portfolio on such date. The Custodian shall provide or cause to be provided this information to the Portfolios’ distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NYSE.

2.13. Allocation of Deposit Security Shortfalls. Each Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

We acknowledge and agree that the terms of Section 5 of the Custodian Agreement shall be amended and replaced in its entirety in relation to the Legg ETFs only as follows:

“5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

(a) The Custodian shall receive from the distributor of the Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Portfolio such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

(b) From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.”

We acknowledge and agree that the following new Section 6.A. shall be added to the Custodian Agreement as follows:

“SECTION 6.A. FOREIGN EXCHANGE.

SECTION 6.A.1. GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 6.A.2. FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 6.A.3. FUND ACKNOWLEDGEMENT Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 6.A.4. TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.”

The terms and conditions of the Custodian Agreement, as modified by this letter with regard to the Legg ETFs, shall apply to the Legg ETFs.

Attached as Exhibit A hereto is a replacement of “Exhibit A” to the Agreement, effective as of the date set forth below. The attached Exhibit A is marked to reflect the addition of the Legg ETFs.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

EACH LEGG MASON MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON APPENDIX A HERETO

By:
Name:
Title:	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

Effective Date: November 20, 2015

Appendix A

Legg Mason ETF Equity Trust

Legg Mason Developed ex-US Diversified Core ETF

Legg Mason Emerging Markets Diversified Core ETF

Legg Mason Low Volatility High Dividend ETF

Legg Mason US Diversified Core ETF

Exhibit A

Legg Mason ETF Equity Trust
Legg Mason Developed ex-US Diversified Core ETF
Legg Mason Emerging Markets Diversified Core ETF
Legg Mason Low Volatility High Dividend ETF
Legg Mason US Diversified Core ETF

Legg Mason Partners Equity Trust
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge Energy MLP & Infrastructure Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Core Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund
ClearBridge Tactical Dividend Income Fund
Permal Alternative Core Fund
Permal Alternative Select Fund
QS Batterymarch Global Dividend Fund
QS Batterymarch Global Equity Fund
QS Batterymarch International Dividend Fund
QS Batterymarch S&P 500 Index Fund
QS Batterymarch U.S. Large Cap Equity Fund
QS Legg Mason Conservative Growth Fund
QS Legg Mason Defensive Growth Fund
QS Legg Mason Dynamic Multi-Strategy Fund
QS Legg Mason Growth Fund
QS Legg Mason Moderate Growth Fund

Legg Mason Partners Income Trust
Western Asset Adjustable Rate Income Fund
Western Asset California Municipals Fund
Western Asset Corporate Bond Fund
Western Asset Emerging Markets Debt Fund
Western Asset Global High Yield Bond Fund
Western Asset Global Strategic Income Fund
Western Asset Intermediate Maturity California Municipals Fund
Western Asset Intermediate Maturity New York Municipals Fund
Western Asset Intermediate-Term Municipals Fund
Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund
Western Asset Mortgage Backed Securities Fund
Western Asset Municipal High Income Fund
Western Asset New Jersey Municipals Fund
Western Asset New York Municipals Fund
Western Asset Oregon Municipals Fund
Western Asset Pennsylvania Municipals Fund
Western Asset Short Duration High Income Fund
Western Asset Short Duration Municipal Income Fund
Western Asset Short Term Yield Fund
Western Asset Short-Term Bond Fund
Western Asset Ultra Short Obligations Fund

Legg Mason Partners Variable Equity Trust
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Core Portfolio
ClearBridge Variable Small Cap Growth Portfolio
Permal Alternative Select VIT Portfolio
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
QS Legg Mason Variable Conservative Growth Portfolio
QS Legg Mason Variable Growth Portfolio
QS Legg Mason Variable Moderate Growth Portfolio

Legg Mason Partners Variable Income Trust
Western Asset Variable Global High Yield Bond Portfolio
Western Asset Core Plus VIT Portfolio

Legg Mason Partners Money Market Trust
Western Asset California Tax Free Money Market Fund
Western Asset Connecticut Municipal Money Market Fund
Western Asset Government Reserves
Western Asset Liquid Reserves
Western Asset New York Tax Free Money Market Fund
Western Asset Tax Free Reserves
Western Asset U.S. Treasury Reserves

Legg Mason Partners Institutional Trust
Western Asset SMASh Series C Fund
Western Asset SMASh Series EC Fund
Western Asset SMASh Series M Fund
Western Asset Institutional Cash Reserves
Western Asset Institutional Government Reserves
Western Asset Institutional Liquid Reserves
Western Asset Institutional Tax Free Reserves
Western Asset Institutional U.S. Treasury Obligations Money Market Fund
Western Asset Institutional U.S. Treasury Reserves
Western Asset Municipal High Income SMASh Fund

Legg Mason Partners Premium Money Market Trust
Western Asset Premium Liquid Reserves
Western Asset Premium U.S. Treasury Reserves
Western Asset Premium Tax Free Reserves

Master Portfolio Trust
Government Portfolio
Liquid Reserves Portfolio
Municipal High Income Portfolio
Prime Cash Reserves Portfolio
Short Term Yield Portfolio
Tax Free Reserves Portfolio
Ultra Short Obligations Portfolio
U.S. Treasury Obligations Portfolio
U.S. Treasury Reserves Portfolio

ClearBridge American Energy MLP Fund Inc.
ClearBridge Energy MLP Fund Inc.
ClearBridge Energy MLP Opportunity Fund Inc.
ClearBridge Energy MLP Total Return Fund Inc.
Legg Mason BW Global Income Opportunities Fund Inc.
LMP Capital and Income Fund Inc.
LMP Corporate Loan Fund Inc.
LMP Real Estate Income Fund Inc.
Western Asset Emerging Markets Debt Fund Inc.
Western Asset Emerging Markets Income Fund Inc.
Western Asset Global Corporate Defined Opportunity Fund Inc.
Western Asset Global High Income Fund Inc.
Western Asset Global Partners Income Fund Inc.
Western Asset High Income Fund II Inc.
Western Asset High Income Opportunity Fund Inc.
Western Asset High Yield Defined Opportunity Fund Inc.
Western Asset Intermediate Muni Fund Inc.
Western Asset Investment Grade Defined Opportunity Trust Inc.
Western Asset Managed High Income Fund Inc.
Western Asset Managed Municipals Fund Inc.
Western Asset Middle Market Debt Fund Inc.
Western Asset Middle Market Income Fund Inc.
Western Asset Mortgage Defined Opportunity Fund Inc.
Western Asset Municipal Defined Opportunity Trust Inc.
Western Asset Municipal High Income Fund Inc.
Western Asset Municipal Partners Fund Inc.
Western Asset Variable Rate Strategic Fund Inc.
Western Asset Worldwide Income Fund Inc.

Legg Mason Global Asset Management Trust
QS Global Market Neutral Fund
QS Batterymarch Emerging Markets Fund
QS Batterymarch International Equity Fund
QS Batterymarch U.S. Small Capitalization Equity Fund

Legg Mason BW Absolute Return Opportunities Fund
Legg Mason BW Alternative Credit Fund
Legg Mason BW Diversified Large Cap Value Fund
Legg Mason BW Dynamic Large Cap Value Fund
Legg Mason BW Global High Yield Fund
Legg Mason BW Global Macro Fund
Legg Mason BW Global Opportunities Bond Fund
Legg Mason BW International Opportunities Bond Fund
ClearBridge Global Growth Fund
ClearBridge Small Cap Fund
ClearBridge Value Trust
QS Legg Mason Strategic Real Return Fund
Miller Income Opportunity Trust
Martin Currie Emerging Markets Fund
Martin Currie International Unconstrained Equity Fund

Legg Mason Global Asset Management Variable Trust
Legg Mason BW Absolute Return Opportunities VIT Portfolio

Legg Mason Investment Trust
Legg Mason Opportunity Trust

Western Asset Funds, Inc.
Western Asset Core Bond Fund
Western Asset Core Plus Bond Fund
Western Asset Global Government Bond Fund
Western Asset High Yield Fund
Western Asset Inflation Indexed Plus Bond Fund
Western Asset Intermediate Bond Fund
Western Asset Global Government Bond Fund
Western Asset Total Return Unconstrained Fund
Western Asset Macro Opportunities Fund

Western Asset Income Fund
Western Asset/Claymore U.S. Inflation Protected Securities Fund
Western Asset/Claymore U.S. Inflation Protected Securities Fund 2
Western Asset Premier Bond Fund

Alternative Select Fund Ltd.
Alternative Select VIT Portfolio, Ltd.
Real Return Fund, Ltd.
Alternative Core Fund, Ltd.
LM BW Global Macro Fund Ltd.